UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2010

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders

(a) Health Net, Inc. (the “Company”) held its Annual Meeting of the Stockholders in Woodland Hills, California on May 12, 2010 (the “Annual Meeting”).

(b) At the Annual Meeting, the stockholders elected all of the Company’s nominees for director and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for 2010. The stockholder proposal to eliminate supermajority voting did not receive the votes required for the proposal to be approved. The results of each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1: To elect the following ten directors to serve for a term of one year or until the 2011 Annual Meeting of Stockholders.

Name	For	Against	Abstain	Broker Non-Vote

Mary Anne Citrino	85,838,376	140,679	43,042	7,280,460
Theodore F. Craver, Jr.	85,844,165	140,259	37,673	7,280,460
Vicki B. Escarra	85,411,297	567,698	43,102	7,280,460
Thomas T. Farley	85,494,328	484,882	42,887	7,280,460
Gale S. Fitzgerald	85,357,427	612,014	52,656	7,280,460
Patrick Foley	85,162,382	818,614	41,101	7,280,460
Jay M. Gellert	85,613,520	371,977	36,600	7,280,460
Roger F. Greaves	85,577,371	402,828	41,898	7,280,460
Bruce G. Willison	85,413,436	568,591	40,070	7,280,460
Frederick C. Yeager	85,378,495	604,047	39,555	7,280,460

Proposal 2: Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2010.

For	Against	Abstain	Broker Non-Vote

92,668,273	593,328	40,956	0

Proposal 3: Stockholder proposal to eliminate supermajority voting.

For	Against	Abstain	Broker Non-Vote

67,969,616	17,984,019	68,462	7,280,460

(c) Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

May 12, 2010	By:	/s/ Angelee F. Bouchard

Name: Angelee F. Bouchard
Title: Senior Vice President, General Counsel and Secretary